CORPORATE HIGH YIELD FUND, INC.

FILE #811-7634

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
12/8/2004	Stone Energy 6.75% 12/15/04	$200,000,000	$825,000	Banc of America Merrill Lynch Goldman Sachs RBS Greenwich Capital Howard Well Inc Johnson Rice & Co.
12/14/2004	Reliant Resources Inc 6.75 12/15/14	$750,000,000	$1,525,000	Goldman Sachs Banc of America Barclays Capital Deutsche Bank Merrill Lynch ABN AMRO Inc Scotia Capital (USA) Inc J.P. Morgan UBS Securities LLC
12/15/2004	Goodman Global Holding Co. 5.76% 6/15/12	$250,000,000	$425,000	UBS Investment Bank JPMorgan Credit Suisse First Boston Deutsche Bank Securities Merrill Lynch
12/15/2004	Goodman Global Holding Co. 7.88% 12/15/12	$400,000,000	$1,575,000	UBS Investment Bank JPMorgan Credit Suisse First Boston Deutsche Bank Merrill Lynch
1/24/2005	Intelsat Bermuda 7.79% 1/15/12	$1,000,000,000	$2,300,000

Deutsche Bank

Credit Suisse First Boston

Lehman Brothers

Banc of America

Bear Stearns

BNP Paribas

Merrill Lynch

CIBC World Markets

RBC Capital Markets

RBS Greenwich Capital

SG Corp. & Investment Banking

1/24/2005	Intelsat Bermuda 8.63% 1/15/15	$675,000,000	$2,575,000	Deutsche Bank Credit Suisse First Boston Lehman Brothers Banc of America Bear Stearns BNP Paribas Merrill Lynch CIBC World Markets RBC Capital Markets RBS Greenwich Capital SG Corp. & Invest. Banking
2/3/2005	EGL Acquisition Corp 7.63% 2/1/15	$660,000,000	$1,350,000	Merrill Lynch JP Morgan Wachovia Capital CIBC World Markets PNC Capital Markets
2/4/2005	Radio One 6.38% 2/15/13	$200,000,000	$1,600,000	Credit Suisse First Boston Allen & Company Banc of America Blaylock & Partners JP Morgan Merrill Lynch Wachovia Capital
2/24/2005	Penn National Gaming 6.75% 3/1/15	$250,000,000	$850,000	Deutsche Bank Bear Stearns Calyon Securities Goldman Sachs Lehman Brothers Merrill Lynch SG Corp & Invest. Banking Wells Fargo Sec.
5/25/2005	Ventas Realty LP/Ventas Capital 6.7% 6/1/10	$175,000,000	$1,825,000	JP Morgan Merrill Lynch Banc of America UBS Invest. Bank Citigroup Calyon Securities Cohen & Steers